                                                                 Exhibit 10.6


                                      LEASE

         This Lease is made as of the date December 6, 1999 between Wallace J. Getz designated as LESSOR and Embarcadero Technologies, Inc. designated as LESSEE.

         LESSOR lets to LESSEE and LESSEE hires from LESSOR the following premises, and each promises:

1. PRINCIPAL PREMISES: The premises that are the subject of this Lease are located in the City of Pacific Grove, County of Monterey, State of California, described as: 207 16th Street Suites 200 and 202.

2. SERVICES: LESSEE shall be responsible for the payment of all utility services used by them at the leased premises. LESSEE shall, at its sole expense, contract for and maintain regular garbage, trash and refuse collection.

3. PREMISES: Any interior or exterior remodeling shall be paid for by LESSEE. All fixtures necessary for LESSEE'S business shall be furnished by LESSEE at LESSEE'S expense.

         LESSEE shall present complete plans and specifications to LESSOR prior to commencement of any alteration, construction or demolition. LESSOR'S consent in writing shall be required before any LESSEE may make any alterations, modification or repairs, in addition to any required consent of the City of Pacific Grove, or any other governmental agency.

         LESSEE shall advise LESSOR in writing ten (10) days prior to commencement of any work on the demised premises so that LESSOR may post and record a timely notice of nonresponsibility.

4. TERM:

         A. BASIC TERM: The terms shall be for four (4) years, beginning and ending as follows:

         B. TERMINATION AND SURRENDER: At the termination of this Lease, LESSEE shall surrender to LESSOR the premises and fixtures and equipment which LESSEE is required or entitled to remodel by reason of express provisions to the Lease, in good and broom-clean condition, except for reasonable wear and tear and damage that LESSEE is not obligated to repair, if any, by reason of express provisions in the Lease. All property that LESSEE is required to surrender, and all property that LESSEE does surrender or abandon, at the termination of this Lease, shall, at LESSOR'S election, then become the property of LESSOR.

         Voluntary or other surrender of this Lease by LESSEE, or a mutual cancellation, shall not work a merger and shall, at LESSOR'S option, either terminate all or any existing subtenancies, and the subleases representing them.

         Trade fixtures and trade equipment installed on the premises before or during the Lease term at LESSEE'S expense shall not be deemed part of the premises unless otherwise expressed in this Lease, and LESSEE, if not in default, may remove them at their own expense at or before the termination of this Lease. If LESSOR shall so request LESSEE shall, at the termination of the Lease, remove any such trade fixtures and trade equipment specified by LESSOR, at LESSEE'S expense, whether LESSEE is in default or not. LESSEE shall repair all damage to the premises resulting from or caused by the removal of trade fixtures and trade equipment or other property of

LESSEE. LESSOR may elect to repair the injury or damage, and LESSEE shall, on demand, pay to LESSOR the cost of those repairs.

         LESSEE may elect to retain any trade fixtures and trade equipment that LESSEE does not remove or may remove then and either store or dispose of them in any manner. Title to any property that LESSOR elects to retain shall vest in LESSOR at the time of the election to retain it. LESSEE shall on demand, pay to LESSOR the expense of removing, storing and disposing of the property LESSOR elects to treat in such manner. LESSOR may exercise a separate option to retain, store, or dispose of each such item or all items, or groups of items, and the election made for any one item or group of items may differ from that made for other items or groups of items.

         If LESSEE fails to surrender the premises on the termination of the Lease, LESSEE shall defend and indemnify LESSOR from all liability and expense resulting from failure of LESSEE to surrender, including, without limiting the generality of the above, claims made by any succeeding LESSEE founded on or resulting from LESSEE'S failure to surrender.

         C. HOLDING OVER: If LESSEE holds the premises after expiration of the term with LESSOR'S consent, express or implied, the holding shall, in the absence of contrary written agreement, be deemed to be at tenancy from month-to-month at a monthly rental, payable in advance, equal to one-twelfth (1/12th) of the aggregate rental, and all adjustments required by the Lease, payable during the last year of the term (unless during the last year there was a reduction of rent because of damage to or destruction of the premises, in which event the fraction shall be applied to the twelve (12) months next preceding the damage or destruction). All provisions of this Lease, except those pertaining to rent, terms and option, if any, shall apply to the month-to-month tenancy.

5. RENT:

         A. LESSEE shall pay to LESSOR as minimum monthly rent without deduction, setoff, prior notice, or demand, the sum of $1,025 per month, which sum is subject to possible adjustment as provided hereafter in this Paragraph. Beginning December 6, 1999, there is a charge of 6% of rent for a late charge paid after the 11th day.

         B. That in addition to the rental above-mentioned, LESSEE shall pay increase in taxes incurred for any reason, during the period of this Lease, i.e., increase over and above the property taxes for the fiscal year July 1, 1998 to June 30, 1999 ($ ), on a pro rata basis for the entire tax parcel predicated upon the ratio of square footage of lease space in the demised premises to all lease space in the entire tax parcel. LESSEE shall pay during the period of this Lease any additional amount over and above such basis upon statement, in writing, before ten (10) days before the December and April installments of such excess, if any, presented by LESSOR to LESSEE.

6. USE OF PREMISES:

         A. WARRANTY AS TO USE: LESSOR makes no warranty or representation concerning zoning or uses permissible on the property.

         B. PERMITTED USES: LESSEE shall use the premises only for offices and for no other purposes without prior written consent of the LESSOR.

         C. LIMITATIONS ON USE: LESSEE'S use of the premises shall be subject to the following specific limitations, without limiting the generality of the above:


               (1) INSURANCE RATE: LESSEE shall refrain from doing and shall not permit to be done, anything in or about the premises, and shall not bring or keep anything on the premises that will increase the rate of any insurance covering injuries to person or damage to property.

               (2) COMPLIANCE WITH LAW: LESSEE shall at all times conduct his business on the premises in a lawful manner, and at his own expense, comply with all governmental laws, rules, regulations, and orders applicable to the conduct of LESSEE'S business on the premises. Any structural changes, alterations or additions made necessary or required by reason of any law, rules, regulations, or order promulgated by competent government authority required solely by reason of change in LESSEE'S use of premises shall be made and paid for by LESSEE.

               (3) WASTE AND NUISANCE: LESSEE shall not use or permit to be used any part of the premises in a manner that will constitute waste, a nuisance, or an unreasonable annoyance to the public or to owners or occupants of neighboring properties.

               (4) UTILITIES: LESSEE shall be responsible for all electricity and gas during said term plus any increases during the term of the lease.

               (5) SIGNS: LESSEE shall not place or maintain or permit the placing or maintenance of any sign or other object on the exterior walls or the roof or on the exterior or interior of windows, except as otherwise expressly permitted by the City of Pacific Grove and LESSOR. Any signs permitted shall be kept in first-class condition at all times. The design and color of any sign shall be approved by the LESSOR before it is installed; and the LESSOR agrees that such approval will not be unreasonably withheld.

               (6) EXTERIOR: LESSEE shall not change or permit the changing of the exterior of the building forming part of its premises, whether in structure, color or otherwise, without limitation, except as permitted in this lease.

               (7) LIGHTING: LESSEE shall keep all signs and lighting fixtures fully lighted and in operation during normal business hours and promptly replace or repair all defective tubes, bulbs, and other light sources, whether interior or exterior.

               (8) THROWING DEBRIS: LESSEE shall not throw or place anything out of the windows or doors or in any of the common areas.

         D. MAINTENANCE, REPAIRS, ALTERATIONS:

               (1) LESSOR agrees to keep in good order, condition and repair the foundations, exterior walls, downspout gutters and roof of the building, but excluding the exterior and interior of all windows, doors, plate glass and showcases; provided, however, that the LESSOR shall not be obligated to repair any damage thereto caused by any act or negligence of LESSEE or its employees, agents, invitees, licensees, or contractors. LESSOR shall not be obligated to make any such repairs until after the expiration of ten (10) days written notice from LESSEE to LESSOR, stating the need for such repairs or maintenance.

               (2) LESSEE'S DUTY:

                              LESSEE shall keep in good condition:

                              (a) The external appearance of exterior walls and
roof, including glass and glazed areas.

                              (b) The efficient working condition of all
portions of the electrical, plumbing and sewage systems that are located on the leased premises and those lying outside the meter, main connection, and the outfall main, respectively.

                              (c) LESSEE shall keep in good and commercially
attractive condition all portions of the premises and shall repair all damage resulting from the following:

                                  (i) Use, including willful action (whether
proper or improper) or negligence, by any person suffered to be on the premises by LESSEE, except LESSOR; or

                                  (ii) LESSEE'S failure to observe or perform
any conditions or covenants imposed on LESSEE by this Lease;

                                  (iii) Alterations by LESSEE or any person
suffered on premises by LESSEE, except LESSOR;

                                  (iv) LESSEE shall keep all walks, sidewalks,
and landscaped areas adjoining leased area in a clean and proper manner at all times;

                                  (v) Glass areas shall be cleaned as reasonably
required to keep the premises in first class condition. LESSEE shall, at his expense, replace all broken or cracked glass and glazing promptly upon the occurrence of such conditions during the lease;

                                  (vi) If LESSEE fails to perform any of its
obligations under this subparagraph, LESSOR after notice and demand, may, at LESSOR'S option and without waiving LESSEE'S default, enter the premises and put them in proper condition, and the expense shall become additional rent payable on demand; but this option of LESSOR shall not be deemed a duty on the LESSOR or a limitation of LESSEE'S obligations;

               (3) LESSEE WAIVER: Except as provided above, LESSEE waives the benefits of Sections 1941 and 1942 of the California Civil Code. It is agreed that the structure in which the leased premises is situated and no part thereof, is intended for the occupation of human beings.

               (4) EXCULPATION OF LESSOR: LESSOR shall not be responsible for any latent defects, deterioration, or change in the condition of the premises, or for any damage to LESSEE'S property, or to that portion of the premises that LESSEE is obligated to keep in good conditions, except for damage proximately resulting from the breach of any obligation expressly imposed on LESSOR by this Lease.

7. DAMAGE, DESTRUCTION AND INSURANCE:

         A. FIXTURES AND PERSONAL PROPERTY: LESSEE shall, at his own expense, procure and maintain during the term of this Lease, insurance covering LESSEE'S signs, trade fixtures, furnishings, equipment, and other similar installations and leasehold improvements originally and subsequently installed in, or placed on the premises by LESSEE.

         The insurance required by this Paragraph shall provide protection to the extent of not less than ninety (90%) percent of the replacement cost against all casualties included in the classification "fire and extended coverage" under standard industry practices in California.

         B. PLATE GLASS:

         LESSEE shall at his own expense, procure and maintain, during the life of this Lease, insurance covering all plate glass and other glazing forming part of the premises leased, naming the LESSOR as an additional insured.

         C. DESTRUCTION OF PREMISES: Should said premises of the building of which they are a part be damaged or destroyed by any cause not the fault of LESSEE, LESSOR, at LESSOR'S sole cost and expense shall promptly repair the same and the rent payable under this Lease shall be abated for the time and to the extent LESSEE is prevented from occupying said premises in their entirety; provided however, that should the cost of repairing the damage or destruction exceed fifty (50%) percent of the full replacement cost of said premises or the building of which said premises are a part, LESSOR may, in lieu of making repairs required by this Paragraph, terminate this LEASE by giving LESSEE thirty
(30) days written notice of such termination

         D. DAMAGE TO FIXTURES: In the event of damage to or destruction of exterior or interior signs, trade fixtures, equipment, and other installations and leasehold improvements originally or subsequently installed by LESSEE, LESSEE shall proceed with reasonable diligence to restore them substantially to the condition they were in immediately before the damage or destruction; provided that this restoration need not be made if the Lease is to be terminated under the above provisions relating to damage to or destruction of the premises.

         E. REPAIRS; USE OF INSURANCE PROCEEDS:

               (1) Unless the parties to this Lease can and do agree forthwith upon the extent and amount of such damage or destruction, LESSOR promptly shall designate a certified architect, registered engineer, or licensed building contractor who shall determine such matters, and the determination of such architect, engineer, or contractor shall be final and binding upon the parties to this Lease.

               (2) In the event neither party elects to terminate this Lease, LESSOR shall, to the extent of available insurance proceeds, repair or rebuild such building and improvements to substantially the same condition that they were in immediately preceding such damage or destruction.

               (3) LESSEE agrees to continue the operation of his business in the premises to the extent reasonably practicable from the standpoint of good business during any period of reconstruction or repair.

8. PUBLIC LIABILITY, INDEMNITY AND INSURANCE:

         A. INDEMNIFICATION: LESSEE shall defend and indemnify LESSOR against all loss, expense, and liability and against all claims and demands arising or asserted to have arisen during the life of this Lease by reason of any injury to person or damage to property. Without limiting the generality of the above, this covenant shall apply to injury to person or property of LESSEE and LESSEE'S officers, directors, employees, agents, subtenants, concessionaires, licensees, and invitees while they are in, on, or in any way connected with the premises or with LESSEE'S business conducted on or from the premises. LESSEE waives all rights of subrogation it may have against LESSOR as a result of any happening covered by this Paragraph. This covenant shall not, however, apply to damage or injury occasioned by LESSOR'S wrongful acts while in or on the premises.

         B. PUBLIC LIABILITY INSURANCE: LESSEE shall, at LESSEE'S own expense, procure and maintain, during the life of this Lease, comprehensive public liability insurance with limits of not less than $500,000.00 for any one person injured or killed and $1,000,000.00 for personal injuries to more than one person in one accident, and $50,000.00 for property damage.

         Before the commencement of the term, a correct copy of all policies, or a certificate of insurance in the case of a blanket coverage, shall be delivered to LESSOR with evidence satisfactory to LESSOR that the premiums have been paid. Not less than ten (10) days before the expiration of any policy, similar evidence of renewal and payment shall be delivered to LESSOR.

         C. POLICY FORM: All policies of insurance provided in Paragraph 8 shall:

               (1) Be written by companies authorized to do business in the State of California and rated "B" or better, in the General Policy Holders Rating of Best's Insurance Reports;

               (2) Be written as primary policies and not contributing with or in excess of any coverage that LESSOR may carry;

               (3) Cover and insure LESSOR as an additional insured;

               (4) Contain an endorsement requiring ten (10) days written notice to LESSOR before cancellation or change in the coverage, scope or amount of such policy or policies;

               (5) Waive all rights of subrogation that the insurer or insurers might otherwise have, if any, against LESSOR.

9. PERSONAL PROPERTY TAXES: LESSEE shall defend and indemnify LESSOR against liability for and shall protect the premises from liens by reason of taxes and assessments on leasehold improvements, personal property of LESSEE, and trade fixtures on or about the premises, whether they be assessed as real or personal property. In case no separate assessment is available for such items, the liability of the respective parties shall be determined by arbitration.

10. LESSOR'S RIGHT OF ENTRY: LESSOR and his authorized representatives shall have the right to enter the premises at all reasonable times:

         A. To discover the safety and good repair of the premises and LESSEE'S compliance with his obligations;

         B. To make repairs that LESSOR has the right or obligation to perform;

         C. To do any act or thing necessary for the safety or preservation of the premises; and

         D. To protect or preserve the life or property of any person.

11. ASSIGNMENT AND SUBLETTING:

         A. LESSEE: LESSEE shall not assign, sublet, encumber, hypothecate or alienate this Lease or any interest thereof without the prior written permission of the

LESSOR. This prohibition includes both voluntary assignments or transfers and involuntary assignments or transfers or those which may occur by operation of law. Consent by LESSOR to one assignment or subletting shall not be deemed to be a consent to any subsequent assignment, subletting or occupation.

12. NOTICES: Any notice (which word as used in this Lease, includes notice, request, demand, approval, statement, report, acceptance, consent, and waiver), or other instrument shall be deemed sufficiently given or served only if in writing and if and when delivered or tendered either in person or by depositing it in the United States mail in a sealed envelope, registered or certified, with postage and postal charges prepaid, addressed to the party or person to be served. Notice shall be addressed as follows:

                  TO LESSOR:        WALLACE F. GETZ
                                    207 Sixteenth Street
                                    Pacific Grove, California 93950

                  TO LESSEE:        Jeffrey Newman
                                    734 Lighthouse Ave.
                                    Pacific Grove, CA 94950

13. DEFAULTS AND REMEDIES:

         A. LESSOR'S REMEDIES: In addition to all other rights and remedies provided by law or equity, LESSOR has the following remedies:

               (1) Continue this Lease in effect by not terminating LESSEE'S right to possession of said premises and thereby be entitled to enforce all LESSOR'S rights and remedies under this Lease including the right to recover the rent specified in this Lease as it becomes due under this Lease; or

               (2) Terminate LESSEE'S right to possession of said premises, thereby terminating this Lease, and recover from LESSEE:

                 (a) The worth at the time of award or the unpaid rent which had been earned at the time of termination of the Lease;

                 (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination of the Lease until the time of award exceeds the amount of rental loss that LESSEE proves could have been reasonably avoided;

                 (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that LESSEE proves could be reasonably avoided; and

                 (d) Any other amount necessary to compensate LESSOR for all detriment proximately caused by LESSEE'S failure to perform LESSEE'S obligations under this Lease; or

               (3) In lieu of, or in addition to, bringing an action for any or all of the recoveries described in subparagraph (2) of this Paragraph, bring an action to recover and regain possession of said premises in the manner provided by the laws of unlawful detainer of the State of California then in effect.

         B. INTEREST ON PAST DUE OBLIGATIONS: All sums in default, as that term is defined in this Lease, shall bear interest at a rate of ten (10%) percent from the due date until paid. All payments shall be applied first to interest and then to principal; provided that this provision shall be without prejudice to provisions elsewhere in this Lease referring to costs and expenses.

         C. ATTORNEYS' FEES: If LESSOR or LESSEE brings suit, or institutes arbitration proceedings, arising out of or based on a provision in this Lease, the losing party shall pay to the prevailing party all costs and reasonable attorneys' fees which shall be fixed by the court or tribunal.

         D. WAIVER, VOLUNTARY ACTS: A waiver of any breach or default shall not be a waiver of any other breach or default. No waiver, benefit privilege, or service voluntarily granted or performed by either party shall give the other any contractual right by custom, estoppel or otherwise.

         E. APPLICATION OF PAYMENTS: Notwithstanding any contrary endorsement of statement on or accompanying any payment after default, any payment shall be deemed applied first to late payment charges then to the expenses of the LESSOR resulting from the default or incurred to pursue this remedy; then to interest and then to the earliest unpaid amount of any rent or obligation under this Lease and acceptance of any payment shall not be deemed an accord and satisfaction. The party entitled to payment may accept any payment without prejudice to his right to recover the balance due or to pursue other remedies, and without being bound by the endorsement or statement on or accompanying the payment.

14. MISCELLANEOUS PROVISIONS:

         A. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties. No promises, representation, or warranty not included in this Lease has been relied on by the party to whom made. Each party has relied on his own examination of this Lease and on the advice of his own counsel and other agents; to the extent that either party had not inspected or had counsel or advice, he has waived it and the consequences of that lack.

         B. AMENDMENT, NOTIFICATION: This Lease may be modified only in a writing executed by both parties.

         C. INTERPRETATION OF LEASE:

            (1) CAPTIONS: Captions and organizations are for convenience and shall not be used in construing meaning.

            (2) PARTICULAR WORDS: The word "person" includes individuals, corporations, trusts, partnerships, joint ventures, and unincorporated associations. The words "mortgage" and "Encumbrances" include mortgages, Deeds of Trust, security agreements, and all liens recognized by law, provided that they are of record at the time they become material to this Lease.

            (3) CONDITIONAL LIMITATIONS: Each obligation imposed on LESSEE is both a covenant and a condition.

            (4) SEPARABILITY: The invalidity or illegality of any provision shall not affect the remainder of the Lease.

            (5) EXHIBITS: All exhibits to which reference is made are deemed incorporated in the Lease, whether or not actually attached.

         D. NEGATION OF PARTNERSHIP: The parties shall not, by reason of any provision of this Lease, be deemed to be partners or co-venturers.

         E. SUCCESSORS: Subject to the Paragraph on assignment, the provisions of this Lease shall be binding on and inure to the benefit of the heirs, successors, executors, administrators, assigns, and personal representatives of the respective parties.

         F. GOVERNMENT ORDERS: LESSOR may comply voluntarily or under compulsion, with any order or recommendation of any governmental or civilian agency or organization relating to security, public welfare, or defense from enemy attack or civilian commotion, and LESSEE will, on LESSOR'S notice and at LESSEE'S expense, comply with the provisions of the order or recommendation that affect the leasehold. Provisions of the Paragraph on Damage or Destruction which relate to abatement or rent shall apply to this subparagraph.

15. ARBITRATION: LESSOR and LESSEE agree that in the event of arbitration, of any Matter agreed to be arbitrated under this Lease, such arbitration shall be submitted to the arbitration of two (2) disinterested and competent persons, (neither of whom may be legal counsel for LESSOR or LESSEE or a member of the local firm of which such persons is a member) one selected by LESSOR and one selected by LESSEE, and the two (2) persons so selected shall select a third (3rd) person whose award shall be conclusive and binding on both parties. The dispute or controversy shall be judged pursuant to the rules and procedures used by the American Arbitration Association. The arbitrators shall have no authority, power, or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Lease. Any award shall be rendered in conformity with the rules of the law of the State of California.

16. OPTION FOR EXTENDED TERM: Should LESSEE fully and faithfully perform all the terms and conditions of this Lease for the basic term specified in Paragraph 4, LESSEE may extend this Lease for the period of 3 years commencing upon expiration of the basic term by giving LESSOR written notice to do so at least three (3) months prior to the expiration of the basic term. The extended term of this Lease shall be subject to negotiation between the parties. LESSEE has first right of refusal.

                  EXECUTED AT Pacific Grove, California.

DATED:  11/22/99

                                            /s/ Wallace J. Getz
                                            ---------------------------------
                                            LESSOR

DATED:  11/22/99

                                            /s/ Jeffrey Newman
                                            ---------------------------------
                                            LESSEE

                  LESSEE agrees to deposit with LESSOR on the execution hereof the sum of $0.00, to be held by the LESSOR as security for the payment by the LESSEE of the rents herein reserved, and for the performance by the LESSEE of all the terms, covenants, and provisions of this Lease on the part of the LESSEE to be kept and performed, which said sum shall remain as security until the expiration of the terms of this Lease.

DATED:  11/22/99

                                            /s/ Wallace J. Getz
                                            ---------------------------------
                                            LESSOR
/s/ Jeffrey Newman
-----------------------------------------
LESSEE